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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF MESSERLI & KRAMER P.A.]

July 26, 2000

Virtual Technology Corporation
6690 Shady Oak Road
Eden Prairie, Minnesota  55344

         Re: Virtual Technology Corporation - Issuance of Securities Our File No.: 11041-1

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Virtual Technology Corporation (the "Company") of the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the sale of 1,000,000 shares of the Company's common stock (the "Common Stock") that will be issued to Jeffrey C. Robbins pursuant to a legal services consulting plan (the "Legal Consulting Plan I"), 100,000 shares of Common Stock that will be issued to Steve Goodman pursuant to a second legal services consulting plan (the "Legal Consulting Plan II"), 500,000 shares that will be issued to David Rowe pursuant to a technology services consulting plan (the "Technology Consulting Plan") and 150,000 shares that will be issued to Don Poluha pursuant to an accounting service consulting plan (the "Poluha Plan"). The Legal Consulting Plan I, Legal Consulting Plan II, Technology Consulting Plan and Poluha Plan are together referred to below as the "Plans."

         In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and execution and delivery of all documents, where execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when issued in accordance with the respective Plans and the Registration Statement will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



/s/ Messerli & Kramer, P.A.